SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 21, 2003


                              MEGO FINANCIAL CORP.

                   -------------------------------------------

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NEW YORK                       1-8645                     13-5629885
  (STATE OR OTHER                (COMMISSION                 (IRS EMPLOYER
  JURISDICTION OF                FILE NUMBER)              IDENTIFICATION NO.)
    FORMATION)


                   2280 CORPORATE CIRCLE, HENDERSON, NV 89074
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 992-3001



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ITEM 5:  OTHER EVENTS AND REGULATION FD DISCLOSURES

LEISURE INDUSTRIES ANNOUNCES STRUCTURED LIQUIDATION

Mego Financial Corp., doing business as Leisure Industries Corporation of America, which filed for reorganization on July 9, 2003 in the United States Bankruptcy Court, District of Nevada in Reno, today announced that it will liquidate all of the assets of the company in an orderly manner over the next six to eight months.

The company also announced the appointment of C. Alan Bentley as Trustee. Mr. Bentley, a partner with Mackinac Partners, has more than two decades of turnaround and restructuring experience with a strong emphasis on strategic planning, financial transactions, mergers and acquisitions, and corporate restructuring. Mackinac Partners is a merchant bank specializing in restructuring and turnaround management, investing, capital markets services, merger and acquisition advisory services, strategic planning services and litigation advisory services. Mackinac Partners will also serve as reorganization consultants to Leisure Industries.

Mr. Bentley said, "I want to emphasize that it is anticipated that Leisure Industries' homeowners will continue to use the resorts without interruption during the sales processes. I also want to emphasize that the liquidation will be a process and in no way should be construed as a fire sale."

Additionally, Mr. Bentley pointed out, "The structured process of liquidation notwithstanding, it is unlikely that there will be sufficient assets remaining to fulfill the entire liability owed the general unsecured creditors. Moreover, it is not expected that there will be any recovery for the equity owners of Leisure Industries."


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MEGO FINANCIAL CORP.


                                            By:  /s/ C. Alan Bentley
                                            -----------------------------------
                                            C. Alan Bentley
                                            Trustee


Dated:  July 21, 2003